Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-197145 and Forms S-8 No. 333-208107, 333-204858, 333-181071and 333-069050) and related Prospectus of Envestnet, Inc. of our report dated March 4, 2015, with respect to the consolidated financial statements of Yodlee, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2014, filed with the Securities and Exchange Commission and incorporated by reference in this Form 8-K/A (Amendment No. 1).

/s/ Ernst & Young LLP

Redwood City, California

February 11, 2016